Exhibit 10.26

Labor Contract

Party A (Employer)
Company: Qianxinan Aosen Forestry Ltd
Legal Representative: Yulu Bai
Address: Hexin Village Dinxiao Town Xingyi City
B usiness Registration Type: Limited Liability Company
Tel: 0859 3528 295

Party B (Employee)
Name: Jiyong He
Sex: Male
ID No.: 522722198309110715
Diploma: Bachelor
Address: Luchongguan Road No.276, Yunyan District, Guiyang City
Tel: 136 0850 9408

Notes

I. Both Parties shall carefully read this contract before signing. Once signed, this contract becomes legally effective; both parties should strictly abide to it.

II. This contract should be signed or stamped by the legal representative of employer (Party A) (or entrustee, the entrustee should have the authorized statement by the legal representative) and the employee (Party B) personally, together with the employer’s stamp.

III. To fill the blanks of this contract, both parties should negotiate and reach agreement, without violating the related laws, regulations; and mark “/” if the blank is none applicable.

IV. The working system categorizes as 3 types: standard work schedule system, irregular working system and integrated work schedule system, which should be approved by the labor administrative apartment.

V. The outstanding issues in the contract may be entered into the Supplemental Agreement as the annex to the contract, and to implement together with the contract.

VI. This contract should be carefully filled in with blue-black or carbon ink, all the hand writing should be clear with concise and accurate words, and not be altered.

VII. After signing the contract, both parties keep one copy respectively for record.

In order to establish a labor relationship and specify the rights and obligations of both parties, this contract is signed on a basis of legitimation, equality, voluntariness, consensus and good faith by and between both parties in accordance to the Labor Law of the People's Republic of China and the Labor Contract Law of the People's Republic of China and other regulations. This contract is legally stipulated and with full legal force, both parties should strictly implement the obligations herein stated in the contract.

I. Terms of Contract

1. Contract Term

The term of this contract is determined as the _1 way among below three ways:

1)	Fixed term: commence on 27th March, 2009, continue until 27th March,2012.

2)	Non fixed term: commence on dd mm yy, continue until the legal expiration conditions occur.

3)	To complete a certain task as contract term, commence on dd mm yy until the completion of__ tasks only.

2.	Probation

The probation terms of this contract is determined as the _ 2__way (probation period included in the contract term) if the term of the contract is more than three months while less than one year, the probation period shall not exceed one month; if the contract is for more than one year while less than three years, the probation period shall not exceed two months; if the contract is of fixed-term and more than three years, or of no fixed term, the probation period shall not exceed six months.

1)	No probation

2)	Probation period: commence on March 27th, 2009 , continue until June 27th, 2009.
II. Job Description and Workplace

1.

Party A disposes Party B to hold the position (technological administrative position or production operating position) of Finance management_ in the Administrative_ department and work as managerial personnel _ with his title or function type as_CFO according to Party A’s requirements.

2.	Party B agrees the workplace as _Xingyi ___________ .

3.

During the term, Party A holds the rights to adjust Party B’s position according to the operating requirements or Party B’s abilities and performances. Party B holds the rights to reflect his opinions, while Party B should not disobey Party A’s administration and arrangements without Party A’s approval.

III. Working Hours and Vocations

1.	According to the state regulation, Party A implements the working system of no more than 8 working hours per day and no more than 44 hours per week.

2.	Party A shall guarantee Party B at least one day off in one week.

3.

If Party A could not implement the above listed working system according to the operating requirements, Party A shall carry out the _/_working system approved by the Labor and Social Security Administrative Departments.

4.	Party A shall ensure that Party B enjoys all the rights of holidays and vacations and paid-in vacations under the state laws and administrative regulations.

IV. Labor Remuneration

1.

Party A holds the right to legally set the wage distribution and wage level in the company based on the company’s operating features and economic performance, and implement the normal wage adjustment mechanism. Party A should not pay less than the minimum wage level of Guiyang city to Party B.

2.	Party B shall be paid no less then 80% of the wage level of the same position in the company or of the agreed labor contract during the probation, no less than the minimum wage level of Guiyang city.

3.

Party A shall pay Party B’s labor remuneration monthly in monetary form with full amount. According to the current wage distribution system of Party A, Party B’s wage is determined through the _3 way among the below three ways.

1)	Hourly rate. Party B’s salary is RMB __/___ / hour,

2)	Piece rate. Party B’s salary is that each piece is priced at RMB ___/___.

3)	Other ways, Party B’s salary is RMB __1000___ / month,

Party B’s allowance, subsidy, bonuses or performance pay and other kind of things shall be paid according to Party A’s salary distribution system.

Party B’s wage level shall be adjusted if Party A implements a new wage system or Party B’s position is changed.

4.	The wage of last month (this month/last month) monthly pay-day is _25th this month, in case of holiday or off days, shall be paid in advance on the nearest working day.

5.	Party A shall pay Party B salary in the statutory holidays and weddings, funerals holidays and other period that legally participating the social activities.

6.

If Party A arranges Party B to extend the working hours, or to work on off days or statutory holidays, Party A should pay the overtime wages according to the Labor Law or the relevant regulations of Company Wage Payment Regulations of Guiyang City

7.	Party A shall pay Party B’s unfulfilled annual leave days in accordance with the Regulations on Paid Annual Leave requirement.

V. Social Insurance

In the duration of contract, Party B whether works on the position or be on the position without work arrangements, Party A shall arrange for Party B social insurance, including pension, health care, unemployment, work injury, maternity insurance and so on, in accordance with the relevant national, Guizhou Province and Guiyang city provisions, and pay social insurance premiums on the required proportion, the part which should be paid by Party B under the law shall be withheld and remitted by Party A from the payment of Party B’s salary. Party A shall truthfully inform Party B about the participation of social insurance and the situation of withholding social insurance premiums.

VI. Welfare Benefits

1.

If Party B is ill or injuries out of work, Party A shall provide Party B with the corresponding period of medical treatment according to Enterprise Employees Provisions of Health Care and Injuries Out Of Work During Period of Medical Treatment (Ministry of Labor [1994] No. 479). During the period of medical treatment, Party A shall pay Party B’s salary on sick leave according to Company Wage Payment Regulations of Guiyang City.

2.	Party B shall enjoy the annual leave, home leave, marriage leave, bereavement leave; Pary A shall pay Party B according to Wage payment Regulations of Guiyang City.

3.	Woman employees implementing birth control policies enjoy the relevant treatment of national regulations during pregnancy, childbirth, breastfeeding period.

4.

Party A shall pay for Party B the basic living expenses if Party A arranges Party B’s suspending of work during the suspending period, and basic living expenses shall not be less than the 60% of minimum wage of Guiyang city.

5.	Party A shall build better conditions to enhance Party B’s welfare benefits.

VII. Labor Protection, Working Conditions and Occupational Hazards Prevention

1.	Party A should provide Party B with safe and healthy labor conditions and necessary labor protection according to national regulations, to protect the safety and health in the work of Party B.

2.

Party A shall truthfully inform Party B the occupational hazards if any, and arrange regular occupational health examinations and occupational health check before leave according to relevant state regulations, the health results shall be truthfully informed to Party B to protect Party B’s health and relevant rights and benefits.

3.

Party B must be in strict compliance with safety operating procedures in the process of work. Party B has the right to refuse the directives against regulations and forced risk-taking operations from the management staff of Party A.

VIII. Changes of the Contract

1.	Either Party requires to change this contract shall inform the other party in written form.

2.	The contract may change if agreed by both parties and written change procedures transacted. The changed contract holds by Party A and Party B one copy for each respectively.

IX. Education and Training

Party A shall provide Party B the education and training on professional ethics, business technology, safety of production and the rules and regulations. Party B shall actively participate in various educational and training activities organized by Party A to improve vocational skills and work level.

X. Discharge and Termination of the Contract

1. Discharge

1)	The contract shall be discharged if agreed by both parties.

2)	Where under one of the following circumstance Party A may discharge the contract.

	a)	Party B has been proved not qualified the position during probation.

	b)	Party B strongly violates Party A’s regulations.

	c)	Party B is seriously derelict of duty and malpractice to cause Party A’s loss on or above the amount of _RMB3,000__.

	d)	Party B establishes labor relationship with other employers, which strongly impact the complement of Party A’ assignment and refuse to correct against Party A’s advise.

e)

The contract is invalidated since the Party B by means as deception or coercion, or takes advantage of Party A’s difficulties, to force Party A to conclude the contract, or to make an amendment thereto, that is contrary to the Party A’s true will.

	f)	Party B is legally held the criminal responsibility.

3)	Where under one of the following circumstances, Party A may discharge the contract by informing Party B in writing form 30 days in advance or by paying one more month salary.

	a)	Party B is no longer competence to his work or cannot take the work by Party A’s arrangement after medical treatment because of his sickness or other illness that is not caused by work.

	b)	Party B is not competence to his work or cannot take the work after training or adjustment of the working position.

	c)	The situation changes tremendously from when the contract is signed, leads to the unfulfilment of the contract. After both parties discussion, cannot meet agreement by contact revision.

4)

Where under one of the following circumstances, Party A may lay off more than 20 employees or less than 20 employees but equals more than 10% of staff, Party A shall notify the Labor union or staff 30 days in advance. After debrief the suggestion of Labor union or employee, and report the laying-off proposal to Labor administrative department, Party A may reduce the staff.

	a)	Reconstruction of the company according to the Law of the People's Republic of China on Enterprise Bankruptcy

	b)	Sever production or management difficulties.

	c)	Transformation of the company, big technological reform or adjustment of the management.After revision of the contract, still need to lay off staff.

	d)	The situation changes tremendously from when the contract is signed, leads to the unfulfilment of the contract.

5)	Party B shall notify Party A in written form 30 days in advance to discharge the contract, if in probation period, 3 days in advance.

6)	Where Party A under one of the following circumstance, Party B may discharge the contract.

	a)	Party A not provide the working protection or condition as set up in the contract

	b)	Not pay the salary on full amount or in time

	c)	Not pay for Party B the social insurance

	d)	Party A’s rules and regulations violate the Laws, and harm the benefit of Party B

e)

The contract is invalidated since the Party A by means as deception or coercion, or takes advantage of Party B’s difficulties, to force Party B to conclude the contract, or to make an amendment thereto, that is contrary to the Party B’s true will.

	f)	Party A remits its statutory responsibilities, excludes Party B’s benefits, which leads to the contract invalid.

	g)	Party A violates the mandatory provision of laws and administrative rules that leads to the contract, annex of the contract, supplement contract or other equivalent files invalid.

	h)	Other circumstances stipulated by the laws and administrative rules that allow Party B to terminate the contract.

7)

If party A threats or force Party B to work in means of violence or illegal restriction of personal freedom. Or Party A commend, force party B to risk Party B’s safety that violates regulations, Pary B may terminate the contract at once, not inform Party A in advance.

2. Termination

Where under one of the following circumstances, the contract is terminated.

1)	The expiration of the contract.

2)	Party B enjoys the endowment insurance in accordance to laws.

3)	Party B dies, or declared death or ascendance by court.

4)	Party A declares bankrupt in accordance to laws

5)	Party A is revoked business license, ordered to close, repealed or Party A decides to dismiss advanced the date.

6)	Other circumstance stipulate by laws or regulations

3. Limited circumstances of discharge and terminate the contract

Where Party B is under one of the following circumstances, Part A shall not terminate the contract according to Item 40 and 41 of Labor Contract Law. Upon the expiration of this contract, the contract shall be continue until accordingly circumstances disappear. If Part B confirmed totally or partially lost the ability to work duo to the occupational disease or work injury, the contract’s termination should be executed according to country or province’s Injury Insurance Provisions.

1)

Part B didn’t undergo pre occupational health check before Party B engages into the work with occupational hazards. Or patients with suspected occupational in the diagnosis or during the Medical observation.

2)	When the Part B has confirmed to be totally or partially lost the ability to work duo to the occupational disease or work injury.

3)	Part B suffers from an illness or injured for non work reason, during prescribed medical treatment period.

4)	Women employees during pregnancy, birth, and breast-feeding period.

5)	Part B continuously works in this company for over fifteen years, and less than five years away from his legal retirement age;

6)	Other circumstances under the Laws and administrative regulations;

4. Contract Discharge and termination procedures

Party A shall issue the contract discharge and termination proof to Party B, and finish the transaction of transformation of Party B’s achieve and social security relationship within 15 days. Party B shall hand over the work as agreed by both parties.

5. Economic Compensation

To discharge or terminate the contract according to Item 46 of the labor contract law, Party A shall pay for Party B the economic compensation according to the Item 47 and Item 97 of the Labor Contract Law when Party B hands over the work.

6. If Party A violates the Labor Contract Law to discharge or terminate the contract, Party B may require Party A continue to implement the contract, Party A shall perform it. If party B not demanding the implement of the contract or the contract is not able to implement, Party A shall paid for Party B twice the standard economic compensation as stipulated.

XI. Arbitration

If both parties dispute on the contract, both may submit to Labor dispute interceding committee to intercede, If intercession fails, either party may submit to jurisdiction labor dispute arbitration committee for arbitration within the statutory limitation. If disagree on the arbitration award, either party may sue to jurisdiction people’s court within the statutory limitation.

XII. Others

1.

Party A shall establish and improve labor rules and regulations, ensure the employees enjoy the rights and perform labor obligations. Party A shall announce or notify the employee the labor regulations and major issues which established through democratic procedures and not violate the relevant laws, administrative regulations and policy provisions.

2.

Party B shall abide the labor regulations legally stipulated by Party A, comply the professional ethics, accept the employer’s management, to fulfill the production (work) assignment in good quality and proper quantity.

3.

If the contract fail to implement duo to force majeure, both parties shall notify the other party the force majeure in time. After implement the obligation of notifying, both parties shall not have the responsibility of breach of the contract.

4.

During the contract term, if Party B demands to suspend the labor relationship duo to army enrollment or further education, after agreed by both parties and with written agreement, the contract may be changed.

5.

During the contract term, if Party A provides Party B the training fee for professional skills training, both parties may legally enter into relevant agreement to formulate the service terms, the agreement may have the same legal effect as the contract. If Party B is responsible of confidentiality, both parties may legally enter into relevant agreement to formulate the competition limits clause, the agreement may have the same legal effect as the contract.

6.	During the contract term, if the contract items conflict the new relevant national or provincial managing regulations, implement the new regulations.

7.

The outstanding issues of the contract, without violating the principle of the national Laws, administrative regulations, rules and policies, both parties may negotiate and sign a supplement agreement on a basis of equality, voluntariness, consensus and good faith, the supplement shall be with same legal effect as the contract.

XIII. The Effectiveness of the Contract

1.	The contract goes into effect after Party A’s representative or entrustee and PartyB signed with Party A’s stamp.

2.	The contract is in duplicate with same legal effect, Party A and Party B each hold one copy, both parties shall keep the contract properly.

3.	Party A shall keep the discharged or terminated contract at least 2 years for record.

Party A:	Party B:
Qianxinan Aosen Forestry Ltd	/s/ Jiyong He

Legal Representative (or Entrustee):
/s/ Yuwen Wang

2009.3.27	2009.3.27